UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2007

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard	07407
Elmwood Park, New Jersey	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  201-791-7600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Amendment to Credit Facility

In July 2005, Sealed Air Corporation (the “Company”) reported the establishment of a $500 million senior unsecured multi-currency revolving credit facility (the “Credit Agreement”), among the Company, three of the Company’s subsidiaries, banks and financial institutions party thereto (the “Lenders”), and Citicorp USA, Inc., as agent for the Lenders.  A copy of the Credit Agreement is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.  On June 13, 2007, the Company, the Lenders, and Citicorp USA, Inc., as agent for the Lenders, entered into a letter amendment to the Credit Agreement, which amendment is included in this Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item.  That amendment provides that the definition of “Subsidiary Guaranty Release Date” in Section 1.01 of the Credit Agreements is, effective as of June 13, 2007 amended in full to read as follows:  “Subsidiary Guaranty Release Date” means June 13, 2007.  The effect of this amendment is the removal of the guarantees of Sealed Air Corporation (US) and Cryovac, Inc., subsidiaries of the Company, from the Credit Agreement.  This will also result, subject to any necessary administrative action, in the release of subsidiary guarantees from the Company’s capital market debt and its Australian dollar “170 million,” dual-currency revolving credit facility.

The Credit Agreement has also been extended through July 2012 for a commitment amount of $500 million.  This extension is effective as of July 2007.  No material relationships exist between the Company or its affiliates and any of the other parties to the Credit Agreement, except that (1) an affiliate of Citicorp USA, Inc., and (2) BNP Paribas are lenders under the Company’s Australian dollar “170 million,” dual-currency revolving credit facility. The Company and its subsidiaries maintain ordinary banking and investment banking relationships with many of the lenders under the Credit Agreement.

Item 9.01                Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1

Revolving Credit Facility, dated as of July 26, 2005, among the Company, three of the Company’s subsidiaries, the Lenders, and Citicorp USA, Inc., as agent for the Lenders. (Exhibit 10 to the Company’s Current Report on Form 8-K, Date of Report July 28, 2005, File No. 1-12139, is incorporated herein by reference.)

10.2	Amendment to the Revolving Credit Facility, dated as of June 13, 2007, among the Company, the Lenders, and Citicorp USA, Inc., as agent for the Lenders.

Forward Looking Statements

Some of the statements made by the Company in this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “anticipates,” “could,” “estimates,” “expects,” “intends,” “plans,” “will,” “would,” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  the success of the Company’s growth, profitability and global manufacturing strategies; changes in raw material and energy costs; the effects of animal and food-related health issues; import/export restrictions; market conditions; tax, interest and exchange rates; and legal proceedings.  A more extensive list and description of these factors can be found under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Treasurer

Dated: June 19, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1

Revolving Credit Facility, dated as of July 26, 2005, among the Company, three of the Company’s subsidiaries, the Lenders, and Citicorp USA, Inc., as agent for the Lenders. (Exhibit 10 to the Company’s Current Report on Form 8-K, Date of Report July 28, 2005, File No. 1-12139, is incorporated herein by reference.)

10.2	Amendment to the Revolving Credit Facility, dated as of June 13, 2007, among the Company, the Lenders, and Citicorp USA, Inc., as agent for the Lenders.